SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 3, 2002
Date of earliest event reported: June 24, 2002

Genentech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9813	94-2345624
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of Principal Executive Offices)

(650) 225-1000
(Registrant’s Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5: Other Events

     On June 24, 2002, a Los Angeles County Superior Court jury voted to award the City of Hope $200 million in punitive damages in addition to the compensatory damages award of approximately $300 million announced on June 10, 2002 in a retrial of a contract dispute between Genentech, Inc. (the “Company”) and the City of Hope (“COH”). COH filed a lawsuit against the Company in 1999 for breach of a 1976 agreement between the two parties. The first trial resulted in a deadlocked jury, 7-5 in the Company’s favor in October 2001.

     The Company will appeal the judgment in the case, including the damage award, to the California Court of Appeal. The appeals process could take anywhere from one to four years, depending on the scope of the review. The Company recorded a special charge for the compensatory and punitive damages relating to this COH retrial in the second quarter of 2002.

     A copy of the press release containing the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 7: Financial Statements and Exhibits

     (c)  Exhibits

99.1	Registrant’s Press Release dated June 24, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC

Date: July 3, 2002	/s/ JOHN M. WHITING

John M. Whiting Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated June 24, 2002.